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                                                                    EXHIBIT 99.6

                             TIME WARNER CABLE INC.
                                290 HARBOR DRIVE
                               STAMFORD, CT 06902


April 20, 2005

COMCAST CORPORATION
1500 Market Street
Philadelphia, PA 19102
Attention: Larry Smith

Ladies and Gentlemen:

            This letter agreement (this "Agreement") confirms the agreement of Time Warner Cable Inc., a Delaware corporation ("TWC"), and Comcast Corporation, a Pennsylvania corporation ("Comcast"), with respect to the matters described herein.

            We each agree as follows:

            1. Exchange. In the event that Comcast receives the Kansas & SW Asset Pool pursuant to the Dissolution Procedure, Comcast shall have the option (the "Option"), exercisable at any time during the period commencing on the one-year anniversary of the Distribution Date for the Kansas & SW Asset Pool (the "KSW Distribution Date") and ending at 5:00 p.m. (NYT) on the earlier of
(i) the expiration of 18 months following the KSW Distribution Date and (ii) the date that is 60 days following the Good Faith Notice Date (as defined below) (such earlier date, the "Option Expiration Date"), to effect the Exchange (as defined below). If Comcast exercises the Option then (the date of such exercise, the "Option Exercise Date"), subject to the terms and conditions of this Agreement, at the closing of the Exchange (the "Closing"): (i) TWC will transfer (or cause its affiliates to transfer) to Comcast (or its designated affiliates) the cable communications systems serving the communities listed on Schedule A (the "TWC Exchange Systems") together with any required Adjustment Cash (as defined below); and (ii) in exchange therefor, Comcast will transfer (or cause its affiliates to transfer) to TWC (or its designated affiliates) the cable communications systems that are identified on Schedule C to the Partnership Agreement (as defined below) as being part of the Southwest Business that are received on the KSW Distribution Date pursuant to the Dissolution Procedure (the

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"Comcast Exchange Systems", and together with the TWC Exchange Systems, the
"Exchange Systems") together with any required Adjustment Cash, in each case excluding any long-term debt of such systems (the "Exchange"). Capitalized terms used in this paragraph 1 and not defined shall have the meanings specified in the Limited Partnership Agreement of Texas and Kansas City Cable Partners, L.P., dated as of June 23, 1998, as amended (the "Partnership Agreement").

            2. Good Faith Notice; Definitive Agreement.

                  (a) At any time during the period beginning on the one-year anniversary of the KSW Distribution Date and ending 60 days prior to the expiration of 18 months following the KSW Distribution Date, Comcast may deliver to TWC a written notice (the "Good Faith Notice" and the date such notice is so delivered, the "Good Faith Notice Date") stating that Comcast intends in good faith to exercise the Option on or prior to the Option Expiration Date unless as a result of its diligence review Comcast determines that it is not in its best interests to exercise the Option. For the avoidance of doubt, only one Good Faith Notice may be delivered. Between the Good Faith Notice Date and the Option Expiration Date, Comcast and TWC shall: (i) cooperate in good faith to permit each other to conduct a customary due diligence investigation of the Exchange Systems to be received by such party and (ii) use their respective commercially reasonable efforts to negotiate a definitive exchange agreement, including the disclosure schedules thereto (the "Definitive Agreement"), having terms and conditions (including terms relating to closing adjustments) substantially the same as the terms and conditions of the Exchange Agreement dated as of the date hereof among Comcast, TWC and the other parties thereto (the "Exchange Agreement") to the extent relating to the Native Systems (as defined in the Exchange Agreement) mutatis mutandis; provided that, (a) the Closing will be conditioned on the Adelphia Closing (as defined in the Exchange Agreement) occurring, (b) the Closing will be conditioned upon the Closing (as defined in the Exchange Agreement) occurring, (c) Comcast's representations and warranties with respect to the Comcast Exchange Systems shall be limited to events, circumstances and conditions following the KSW Distribution Date, (d) TWC's representations and warranties with respect to the TWC Exchange Systems acquired pursuant to the TWC/Adelphia Purchase Agreement (as defined in the Exchange Agreement) shall be limited to events, circumstances and conditions following the Closing (as defined in the TWC/Adelphia Purchase Agreement),
      (e) Section 2.1(e)(iii) of the Exchange Agreement shall be disregarded and
      (f) the Definitive Agreement shall provide for a subscriber adjustment based on the change (positive or negative) in the number of Individual Subscribers (as defined in the Exchange Agreement with respect to each party) served by each party's Exchange Systems between the Option Exercise Date and the Closing, with the adjustment per

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      Individual Subscriber equal to the Fair Market Value of such Exchange
      Systems divided by the number of Individual Subscribers served by such Exchange Systems as of the Option Exercise Date.

                  (b) If Comcast and TWC agree to the form of the Definitive Agreement prior to the Option Exercise Date and Comcast exercises the Option, then Comcast and TWC shall enter into the Definitive Agreement in such agreed form on the Option Exercise Date. If Comcast and TWC do not agree to the form of the Definitive Agreement prior to the Option Exercise Date and Comcast exercises the Option, then, (i) this Agreement shall, automatically and without any further act being required, be deemed to be the definitive documentation upon which the Exchange will be consummated and to incorporate terms and conditions (including terms relating to closing adjustments) substantially the same as the terms and conditions of the Exchange Agreement mutatis mutandis but subject to the proviso to the last sentence of paragraph 2(a).

                  (c) The parties intend that, and agree to use commercially reasonable efforts to structure the Exchange in such a way that, to the maximum extent possible, such Exchange will be of "like-kind assets," within the meaning of Section 1031 of the Code, that are of equivalent value, including (i) structuring the Exchange as one or more exchanges,
      (ii) assignment of the parties' rights under this Agreement to a "qualified intermediary" engaged by one or more of the parties to effectuate a deferred exchange and (iii) cooperating in good faith to minimize any adverse Tax effect resulting from the Exchange, including, but not limited to matching property transferred in the Exchange into "Exchange Groups" (as defined under Treasury Regulation Section 1.1031(j)-1(b)(2)).

                  (d) The parties acknowledge and agree that certain of the cable communications systems listed on Schedule A are subject to transfer to Comcast (or affiliates or related parties of Comcast) pursuant to the Tolling and Optional Redemption Agreement dated as of September 24, 2004, as amended, among TWC, Comcast and certain other parties named therein (the "Tolling Agreement"). If the transactions contemplated by such agreement have closed or such agreement has not been terminated by the Option Exercise Date, Schedule A hereto will be amended to delete the systems noted thereon as subject to the Tolling Agreement.

            3. Fair Market Value Adjustment. If the aggregate Fair Market Value as of the Option Exercise Date of the Exchange Systems to be transferred by one party is less than the aggregate Fair Market Value as of such date of the Exchange Systems to be transferred by the other party, then the party transferring the Exchange Systems with the lower valuation shall at the Closing also transfer to the other party cash (any such cash, "Adjustment Cash") in an

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amount equal to the difference. Any payments of Adjustment Cash and other purchase price adjustments will be netted so that as between each transferor and transferee only one cash payment will be made. For purposes of this Agreement, the "Fair Market Value" of any Exchange Systems shall be the fair market value of such system as of the Option Exercise Date, valued on a private market basis assuming a willing buyer and a willing seller, each party acting without compulsion in a orderly sale, taking into account the matters disclosed in the representations and warranties set forth in the Definitive Agreement and in the disclosure schedules to the Definitive Agreement, and disregarding the Net Liabilities (as defined in the Exchange Agreement) of such Exchange System. Fair Market Value shall, in each instance, be determined by mutual agreement of Comcast and TWC; provided that if Comcast and TWC cannot agree within 15 days following the Option Exercise Date, then the Fair Market Value will be determined by an appraiser jointly selected and retained by Comcast and TWC, or if the parties cannot agree on such selection within such 15 day period, then by a third appraiser selected by two other appraisers chosen on the last day of such 15 day period, one chosen by Comcast and one chosen by TWC. Upon designation of such appraiser (who shall serve as the third appraiser for all purposes hereunder, including for purposes of determining the Fair Market Value of each group of Exchange Systems), each of Comcast and TWC shall deliver to such appraiser their good faith determinations of the applicable Fair Market Value and, no later than 45 days following the Option Exercise Date, such appraiser shall select from between Comcast's and TWC's determinations the amount that most appropriately reflects such Fair Market Value. Each party shall (and shall cause its affiliates to) provide to the others and to the appraisers such information and access as shall be reasonably required in connection with the determination of any Fair Market Value. The determination of the appraiser shall be final and binding upon, and the costs of the appraiser shall be shared equally by, Comcast and TWC.

            4. Access to Information. From the Good Faith Notice Date until the Closing, each party transferring Exchange Systems (the "Transferring Party") shall (i) give the other party (the "Receiving Party"), its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records relating to the Exchange Systems or other assets or liabilities to be transferred by the Transferring Party, (ii) furnish to the Receiving Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request with respect to such Exchange Systems or other assets or liabilities and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Transferring Party and its subsidiaries to cooperate reasonably with the Receiving Party in its investigation of such Exchange Systems or other assets or liabilities; provided that nothing herein shall require a party to disclose any programming records or agreements (other than system specific retransmission consent agreements and system specific programming agreements) or, to the extent necessary to protect the

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legitimate business and confidentiality concerns of such party, but taking into account the transferee's need for such information in connection with the transactions contemplated hereby, other documents containing competitively sensitive information, trade secrets, or other sensitive information relating thereto. Any investigation pursuant to this paragraph shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Transferring Party and its subsidiaries and affiliates. No information or knowledge obtained by the Receiving Party in any investigation pursuant to this paragraph shall affect or be deemed to modify any representation or warranty made by the Transferring Party hereunder or in the Definitive Agreement. Any information obtained by the Receiving Party will be held in accordance with the terms of the letter agreement, dated November 9, 2004, as amended from time to time, between Comcast and Time Warner Inc. relating to the confidentiality of information regarding Comcast and its affiliates, or the letter agreement, dated November 9, 2004, as amended from time to time, between Comcast and Time Warner Inc., relating to the confidentiality of certain information regarding Time Warner Inc. and its affiliates (together, the "Confidentiality Agreements"), as applicable; provided, that the term of each Confidentiality Agreement shall, with respect to information provided pursuant to this paragraph 4, be extended to two years following the Good Faith Notice Date.

            5. Affiliate Transactions. Prior to the Closing, all transactions and agreements between the Transferring Party or its affiliates, on the one hand, and the applicable Exchange Systems, on the other hand, will no longer be binding upon such Exchange Systems from and after Closing and with no further liability with respect to the Exchange Systems (other than arrangements with Time Warner Telecom Inc. which are on arm's length terms consistent with those arrangements disclosed to Comcast prior to the date hereof regarding TWC's cable television systems in Memphis and Minneapolis). At the applicable Closing, no Exchange Systems being transferred will be subject to any agreement with an Internet service provider.

            6. Representations and Warranties of TWC. TWC represents and warrants to Comcast that: (a) TWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver and perform this Agreement and the performance of TWC's obligations hereunder have been duly authorized by all necessary corporate action on the part of TWC; (b) this Agreement has been duly executed and delivered by TWC and, assuming the due execution and delivery thereof by Comcast, is a valid and binding obligation of TWC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity;
(c) except for compliance with the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and customary Federal Communications Commission

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("FCC") and franchising authority approvals and assuming consummation of the
Closing (as defined in the TWC/Adelphia Agreement) and the transactions contemplated by the Exchange Agreement, the execution and delivery of this Agreement and the performance of TWC's obligations hereunder do not and will not
(i) require any material consent, approval or authorization of, or any registration, qualification or filing with, any governmental agency or authority or any other person or (ii) conflict with or result in a material breach or violation of (A) any material agreement to which TWC or any of its affiliates is a party or (B) any applicable law or regulation that is material; (d) there is no material litigation, governmental or other proceeding, investigation or controversy pending or, to TWC's knowledge, threatened against TWC or its affiliates relating to the Exchange that could reasonably be expected to materially interfere with the Exchange; and (e) TWC owns (and as of the Closing will own) 100% of ownership interests in each TWC Exchange System, and as of the applicable Closing, assuming compliance with the matters referred to in clause
(c) above, will have the right to transfer to Comcast 100% of the ownership interests in such TWC Exchange System, free and clear of any material liens or other restrictions or limitations.

            7. Representations and Warranties of Comcast. Comcast represents and warrants to TWC that: (a) Comcast is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has full power and authority to execute, deliver and perform this Agreement and the performance of Comcast's obligations hereunder have been duly authorized by all necessary corporate action on the part of Comcast; (b) this Agreement has been duly executed and delivered by Comcast and, assuming the due execution and delivery thereof by TWC, is a valid and binding obligation of such Comcast, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity; (c) except for compliance with the 1934 Act and the HSR Act, and customary FCC and franchising authority approvals and assuming consummation of the Closing (as defined in the Comcast/Adelphia Purchase Agreement (as defined in the Exchange Agreement)) and the transactions contemplated by the Exchange Agreement, the execution and delivery of this Agreement and the performance of Comcast's obligations hereunder do not and will not (to Comcast's knowledge, to the extent relating to the Comcast Exchange Systems) (i) require any material consent, approval or authorization of, or any registration, qualification or filing with, any governmental agency or authority or any other person or (ii) conflict with or result in a material breach or violation of (A) any material agreement to which Comcast or any of its affiliates is a party or (B) any applicable law or regulation that is material;
(d) there is no material litigation, governmental or other proceeding, investigation or controversy pending or, to Comcast's knowledge, threatened against Comcast or its affiliates relating to the Exchange that could reasonably be expected to materially interfere with the Exchange; (f) if Comcast exercises the Option, to

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Comcast's knowledge Comcast, as of the Closing, will own 100% of ownership interests in each Comcast Exchange System and, assuming compliance with the matters referred to in clause (c) above, will have the right to transfer to TWC 100% of the ownership interests in such Comcast Exchange System, free and clear of any material liens or other restrictions or limitations.

            8. Termination.

                  (a) This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing:

                        (i) by mutual written agreement of TWC and Comcast; or

                        (ii) by either TWC or Comcast if (A) there shall be any
            law (other than any law having only an immaterial effect and that does not impose criminal liability or criminal penalties) that makes consummation of the Exchange illegal or otherwise prohibited (provided that solely for purposes of this clause the failure of the parties to obtain franchise consents shall be considered not to make consummation of the Exchange illegal or otherwise prohibited); or
            (B) any governmental authority (other than a franchising authority) having competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which the terminating party shall have used its commercially reasonable efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the Exchange, and such order, decree, ruling or other action shall have become final and nonappealable;

                        (iii) by either TWC or Comcast upon termination of the
            TWC/Adelphia Purchase Agreement prior to the earlier of the Closing (as defined in the TWC/Adelphia Purchase Agreement) or the Closing (as defined in the Comcast/Adelphia Purchase Agreement); or

                        (iv) by either TWC or Comcast upon termination of the
            Exchange Agreement prior to the Closing (as defined in the Exchange Agreement).

                  (b) This Agreement shall terminate and the Exchange shall be abandoned automatically without action by any party (i) on the Option Expiration Date if Comcast shall not have exercised the Option prior to 5:00 p.m. (NYT) on such date, (ii) upon execution and delivery of the Definitive Agreement (which such agreement shall supersede this Agreement in all respects) or (iii) upon completion of the Asset Pool selection process pursuant to Section 8.4(c) of the Partnership Agreement

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      if as a result thereof Comcast would not receive the Kansas & SW Asset
      Pool.

                  (c) The party hereto desiring to terminate this Agreement pursuant to paragraph 8(a) shall give notice of such termination to the other parties. If this Agreement is terminated pursuant to this paragraph 8, this Agreement shall become void and of no effect without liability of any party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that paragraphs 10 through 13, 15, 16 and 17 hereof shall survive and no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

            9. Releases.

                  (a) Effective as of the date hereof, TWC does hereby, for itself and each of its wholly owned subsidiaries and their respective successors and assigns, and all persons who at any time prior to such Closing have been partners, shareholders, directors, officers, members, agents, trustees or employees of TWC or any of its affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so) (collectively, the "TWC Releasing Parties"), remise, release and forever discharge Comcast and each of its subsidiaries and affiliates, their respective predecessors, successors and assigns, and all persons who at any time prior to the Closing have been beneficiaries, shareholders, directors, officers, members, agents, trustees or employees of Comcast or any of its respective subsidiaries, affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so), and their respective heirs, executors, administrators, predecessors, successors and assigns (collectively, the "Comcast Released Parties") from any and all claims and liabilities whatsoever (other than liabilities based on claims sounding in fraud) whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, whether or not known as of such Closing, related to, arising out of, resulting from or based upon any breach of the representations or covenants (or actions arising under the indemnities) set forth in Sections 5(b)(iii), 5(b)(iv), and 6(p)(i) of the Agreement of Merger and Transaction Agreement, dated as of December 1, 2003 among Texas Cable Partners, L.P., Kansas City Cable Partners, Tiger Entertainment-Advance/Newhouse Partnership, TWE-A/N Texas Cable Partners General Partner LLC, TWE, TCI Texas Cable Holdings LLC, TCI Texas Cable, Inc., TCI of Missouri, Inc. (formerly known as Liberty Cable of Missouri,

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      Inc.), and TCI of Overland Park, Inc. and solely for purposes of being bound by Sections 3 and 6(p), Comcast and TWC, as amended (the "TKCCP Merger and Transaction Agreement"), in each case, by reason of the execution and delivery of this Agreement or the Definitive Agreement or the consummation of the transactions contemplated hereby or thereby. TWC, on behalf of itself and each of the TWC Releasing Parties, agrees that it will not assert, and will cause each TWC Releasing Party not to assert, any claims against any Comcast Released Party with respect to matters covered by this release. Nothing contained in this paragraph 9(a) shall impair any right of any Person to enforce this Agreement or the Definitive Agreement, in each case in accordance with its terms.

                  (b) Effective as of the date hereof, Comcast does hereby, for itself and each of its wholly owned subsidiaries and their respective successors and assigns, and all persons who at any time prior to such Closing have been partners, shareholders, directors, officers, members, agents, trustees or employees of Comcast or any of its affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so) (collectively, the "Comcast Releasing Parties"), remise, release and forever discharge TWC and each of its subsidiaries and affiliates, their respective predecessors, successors and assigns, and all persons who at any time prior to the Closing have been beneficiaries, shareholders, directors, officers, members, agents, trustees or employees of TWC or any of its respective subsidiaries, affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so), and their respective heirs, executors, administrators, predecessors, successors and assigns (collectively, the "TWC Released Parties") from any and all claims and liabilities whatsoever (other than liabilities based on claims sounding in fraud) whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, whether or not known as of such Closing, related to, arising out of, resulting from or based upon any breach of the representations or covenants (or actions arising under the indemnities) set forth in Sections 5(b)(i), 5(b)(ii), and 6(p)(ii) of the TKCCP Merger and Transaction Agreement, in each case, by reason of the execution or delivery of this Agreement or the Definitive Agreement and the consummation of the transactions contemplated hereby or thereby. Comcast, on behalf of itself and each of the Comcast Releasing Parties, agrees that it will not assert, and will cause each Comcast Releasing Party not to assert, any claims against any TWC Released Party with respect to matters covered by this release. Nothing contained in this paragraph 9(b) shall impair any right of

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      any Person to enforce this Agreement or the Definitive Agreement, in each case in accordance with its terms.

            10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that all fees under the HSR Act and all transfer taxes shall be paid 50% by Comcast and 50% by TWC.

            11. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York, without reference to conflicts of laws principles thereof.

            12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            13. Binding Obligation. It is understood that this Agreement constitutes a legally binding obligation of the parties hereto regardless of whether the Definitive Agreement is entered into by the parties.

            14. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

            15. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

            16. Entire Agreement; Severability. This Agreement and the Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not made or incorporated herein has been made or relied upon by either party hereto. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed

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as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable.

            17. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows,

To Comcast:                Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA 19102-2184
                           ATTN: General Counsel
                           Fax: (215) 981-7794

With a Required Copy to:   Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017
                           ATTN: Dennis S. Hersch
                                 William L. Taylor
                           Fax: (212) 450-4800

To TWC:                    c/o Time Warner Cable Inc.
                           290 Harbor Drive
                           Stamford, CT 06902-6732
                           ATTN: Chief Executive Officer
                           Fax: (203) 328-3295

With Required Copies to:   Legal Department
                           Time Warner Cable Inc.
                           290 Harbor Drive
                           Stamford, CT 06902-6732
                           ATTN: General Counsel
                           Fax: (203) 328-4094

                           Paul, Weiss, Rifkind, Wharton
                           & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019
                           ATTN: Kelley D. Parker
                                 Robert B. Schumer
                           Fax: (212) 757-3990

      All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.

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Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

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            Please confirm your agreement with the foregoing by signing and returning a copy of this Agreement to the undersigned.

                                        Very truly yours,

                                        TIME WARNER CABLE INC.
                                        By: /s/ David E. O'Hayre
                                            ------------------------------------
                                            Name: David E. O'Hayre
                                            Title: Executive Vice President,
                                                   Investments

ACCEPTED AND AGREED:

COMCAST CORPORATION

By: /s/ Arthur R. Block
    ----------------------------------
    Name: Arthur R. Block
    Title : Senior Vice President